CONSULTING AGREEMENT

THIS AGREEMENT dated effective as of the 17th day of December, 2009.

BETWEEN:
PETER KITZINSKI, an indvidiual having an address at
Prozessionsweg 25, 48346 Ostbevern, Germany.

(hereinafter called the “Consultant”)

OF THE FIRST PART
AND:
CALECO PHARMA CORP., a Nevada corporation
having an address at Suite 410 – 103 East Holly
Street, National Bank Building, Bellingham, WA 98225.

(hereinafter called the “Company”)

OF THE SECOND PART
WHEREAS:

A. The Consultant is engaged in the business of providing and rendering investor relations and communications services and has knowledge, expertise and personnel to render the requisite services to the Company; and

B. The Company is desirous of retaining the Consultant for the purpose of obtaining investor relations and corporate communications services so as to better, more fully and more effectively deal and communicate with the Company, its shareholders and financial community.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. ENGAGEMENT OF CONSULTANT

1.1 The Company herewith engages the Consultant and the Consultant agrees to render to the Company investor relations, communications, advisory and consulting services.

1.2 The consulting services to be provided by the Consultant shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community’s awareness of the Company’s activities and to stimulate the investment community’s interest in the Company’s stock.

1.3 All services to be performed by the Consultant under this Agreement shall be in accordance with all applicable securities and other laws. The Consultant shall not engage in spamming or other manipulative practices.

1.4 The Consultant shall devote such time as is reasonably necessary to perform the services for the Company, however, the Consultant may engage in other commitments and obligations so long as they do not interfere with the Consultant’s obligations hereunder.

1.5 The Consultant shall not distribute any materials or make any representations about the Company, its business or prospects, other than as set out in the public filings of the Company, without the prior written approval of a representative of the Company.

1.6 The Consultant will perform his duties primarily from Germany, but will be available to travel as needed.

2. COMPENSATION AND EXPENSE REIMBURSEMENT

2.1 The Company will pay the Consultant Five Thousand USD ($5,000.00) per month, as compensation for the services provided for in this Agreement.

2.2 The Company will also reimburse the Consultant for expenses incurred by the Consultant on the Company’s behalf. All expenses require the Company’s written authorization in advance of incurring expense.

3. TERM

3.1 The term of this agreement shall become effective and begin as of the Effective Date, and shall continue until the close of business on April 30, 2010, unless the Agreement is either terminated in accordance with the terms of this Agreement or extended by the Board of Directors.

3.2 If the Agreement is not terminated by April 30, 2010, the term of this agreement shall continue for a period of six months or until terminated in accordance with the terms of this Agreement.

4. TERMINATION

4.1 The Company may terminate this Agreement without notice.

4.2 The Consultant may terminate this Agreement at any time upon thirty (30) days notice.

4.3 On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

5. TREATMENT OF CONFIDENTIAL INFORMATION

5.1 The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the consulting services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, property acquisition opportunities and business relationships with banks, lenders and other parties not otherwise publicly available.

6. INDEPENDENT CONTRACTOR

6.1 It is expressly agreed that the Consultant is acting as an independent contractor in performing his services hereunder. The Company shall carry no workers compensation insurance or any health or accident insurance on the Consultant or the Consultant’s employees. The Company shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

7. NON-ASSIGNMENT

7.1 This Agreement shall not be assigned to either party without the written consent of the other party.

8. NOTICES

8.1 Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

9. ENTIRE AGREEMENT

9.1 This Agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements, and discussions concerning the subject matter hereof.

10. GOVERNING LAW

10.1 This Agreement shall be and construed in accordance with the laws of the State of Nevada and each party hereto attorns to the jurisdiction of the courts of the State of Nevada.

11. REPRESENTATIONS AND WARRANTIES

11.1 The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

12. GENERAL PROVISIONS

12.1 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

12.2 This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

12.3 The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

12.4 The Consultant acknowledges and agrees that O'Neill Law Group PLLC has acted solely as legal counsel for the Company and that the Consultant has been advised to obtain independent legal advice prior to execution of this Agreement.

12.5 This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

/s/ Peter Kitzinski
PETER KITZINSKI, CONSULTANT

CALECO PHARMA CORP.
by its authorized signatory:

/s/ John Boshcert
John Boschert, CEO